                                     [LETTERHEAD]

                                    July 29, 1996


                                                                   Our File No.:
                                                                      28188.0001



Graphix Zone, Inc.
42 Corporate Park, Suite 200
Irvine, California 92606

         Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Graphix Zone, Inc., a Delaware corporation ("Company"), and in such capacity have examined the form of Registration Statement on Form S-8 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") by the Company on July 29, 1996, in connection with the registration under the Securities Act of 1933, as amended ("Act"), of up to 2,530,000 shares of common stock, $.01 par value per share, of the Company (the "Shares"). The Shares are to be sold by the Company upon the exercise of (i) the nonqualified stock option granted to Frank Cutler and (ii) the stock options granted by the Company under its 1996 Stock Option Plan. The Shares will be offered and sold pursuant to the Company's Registration Statement filed with the Commission.

         As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined the originals, or copies certified to our satisfaction as being true copies, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have relied upon certificates provided by public officials and by officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

         On the basis of the foregoing, and solely relying thereon, we are of the opinion that the Shares are duly authorized and provided the Shares are issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Graphix Zone, Inc.
July 29, 1996
Page -2-



         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                             Very truly yours,

                             /s/ Snell & Wilmer LLP

                             Snell & Wilmer L.L.P.